    As filed with the Securities and Exchange Commission on August 2, 1996

                                    Registration No. 333- ___________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             Registration Statement
                        Under The Securities Act Of 1933

                          OPTA FOOD INGREDIENTS, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------

                 Delaware                           04-3117634
          -----------------------             -----------------------
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)             Identification No.)

                25 Wiggins Avenue, Bedford, Massachusetts 01730
                -----------------------------------------------
                    (Address of Principal Executive Offices)

                          OPTA FOOD INGREDIENTS, INC.
            1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
            --------------------------------------------------------
                            (Full title of the plan)
                            ------------------------

                   Thomas J. Trometer, Vice President-Finance
                          Opta Food Ingredients, Inc.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                               -----------------
                    (Name and address of agent for service)

                                (617) 276-5100
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

     Title of                            Proposed            Proposed Maximum
 Securities to be    Amount to be    Maximum  Offering           Aggregate                 Amount of
    Registered      Registered (1)  Price Per Share (2)      Offering Price (2)         Registration Fee
- ------------------  --------------  -------------------  ---------------------------    ----------------
Common Stock,
$.01 par value            250,000                $8.00                $2,000,000.00            $689.66
- --------------------------------------------------------------------------------------------------------

(1) Subject to adjustment in accordance with certain anti-dilution and other provisions of the 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"). Accordingly, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the average high and low sale prices per share on the Nasdaq National Market System as of a date (July 29, 1996) within 5 business days prior to filing this Registration Statement.

                      PART I.  INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Opta Food Ingredients, Inc. (the "Registrant") pursuant to the Plan.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with instructional Note E to Form S-8, the information specified by Items 4, 5, 6, 7 and 9 of the Registrant's Registration Statement on Form S-8, Registration Number

33-65406, are hereby incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File Number 0-19811).

     (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996 (Commission File Number 0-19811).

     (c) The Registrant's current reports on From 8-K dated May 16, 1996, and June 4, 1996 (Commission File Number 0-19811).

     (d) The description of the Common Stock filed with the Commission included in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on January 23, 1992, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 8.  EXHIBITS.

Exhibit No.                                  Description
- -----------                                  -----------

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-45700, as amended, and incorporated herein by reference).

(4.2) Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 33-93518, and incorporated herein by reference).

(4.3) Restated By-Laws of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration
       No. 33-45700, as amended, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered (filed herewith).

(23.1)  Consent of Price Waterhouse LLP (filed herewith).

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5).

(24) Power of Attorney to file future amendments (included in the signature page of this Registration Statement).

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     ---------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on July 18, 1996.

                              OPTA FOOD INGREDIENTS, INC.


                              By: /s/ Lewis C. Paine, III
                                  -----------------------
                                  Lewis C. Paine, III
                                  President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis C. Paine, III, and Thomas J. Trometer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Lewis C. Paine, III               President, Chief Executive    July 18, 1996
- -----------------------------------   Officer and Director
Lewis C. Paine, III                   [Principal Executive Officer]

/s/ Thomas J. Trometer               Vice President-Finance         July 31, 1996
- -----------------------------------  and Treasurer [Principal
Thomas J. Trometer                   Financial and Accounting
                                     Officer]

/s/ A.S. Clausi                      Director                       July 18, 1996
- -----------------------------------
A.S. Clausi

/s/ Anthony B. Evnin                 Director                       July 31, 1996
- -----------------------------------
Anthony B. Evnin

                                     Director                       July   , 1996
- -----------------------------------
Harry Fields


/s/ Christopher F.O. Gabrieli        Director                       July 31, 1996
- -----------------------------------
Christopher F.O. Gabrieli

                                     Director                       July   , 1996
- -----------------------------------
Akiva T. Gross

/s/ Glynn C. Morris                  Director                       July 18, 1996
- -----------------------------------
Glynn C. Morris

/s/ Charles W. Newhall, III          Director                       July 31, 1996
- -----------------------------------
Charles W. Newhall, III

                                    EXHIBITS

Exhibit No.                                  Description
- -----------                                  -----------

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-45700, as amended, and incorporated herein by reference).

(4.2) Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 33-93518, and incorporated herein by reference).

(4.3) Restated By-Laws of the Registrant (previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 33-45700, as amended, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered (filed herewith at page 7).

(23.1)  Consent of Price Waterhouse LLP (filed herewith at page 9).

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5).

(24) Power of Attorney to file future amendments (included in the signature page of this Registration Statement).